Cordovano and Harvey, P.C.                          Certified Public Accountants
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                                                               201 Steele Street
                                                                       Suite 300
                                                          Denver, Colorado 80206
                                                            (303) 329-0220 Phone
                                                              (303) 316-7493 Fax
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                                  JUNE 12, 2002


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549


Re:    Sequiam Corporation (formerly Wedge Net Experts, Inc.)


Ladies and Gentlemen:

We were previously the principal accountants for Wedge Net Experts, Inc., the predecessor of Sequiam Corporation, and we reported on the financial statements of Wedge Net Experts, Inc. as of December 31, 2001 and 2000, for the fiscal years ended December 31, 2001 and 2000 and for the period from September 21, 1999 (date of inception) through December 31, 2001. On June 6, 2002, our appointment as principal accountants was terminated. We have read Sequiam Corporation's statements included under Item 4 of its Form 8-KA dated December 10, 2001, and we agree with such statements, except that we are not in a position to agree or disagree with the statements included in Item 4(b).


Yours  truly,


/s/  Cordovano and Harvey, P.C.
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Cordovano  and  Harvey,  P.C.


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